As filed with the Securities and Exchange Commission on May 30, 2013
Registration No. 333-
=====================================================================
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
=======================
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
=======================
QUEST DIAGNOSTICS INCORPORATED
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

16-1387862
(I.R.S. Employer Identification No.)

Quest Diagnostics Incorporated
Three Giralda Farms
Madison, New Jersey 07940
(973) 520-2700

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

=======================

William J. O’Shaughnessy, Jr.
Quest Diagnostics Incorporated
Three Giralda Farms
Madison, New Jersey 07940
(973) 520-2700
(Name, address, and telephone number of agent for service)

=======================
Copies to:
Stephen T. Giove, Esq.
Robert C. Treuhold, Esq.
Shearman & Sterling LLP
599 Lexington Avenue
New York, New York 10022
(212) 848-4000
=======================
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

☑ Large accelerated filer	☐ Accelerated filer
☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Debt Securities...........	(1)	(1)	(1)	(2)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified price.

(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fee.
=====================================================================

PROSPECTUS
QUEST DIAGNOSTICS INCORPORATED
Debt Securities
We may offer and sell, from time to time, in one or more offerings, the debt securities we describe in this prospectus, for sale directly to purchasers or through underwriters, dealers or agents to be designated at a future date.
We will provide the specific terms of these debt securities in supplements or term sheets to this prospectus. We urge you to read carefully this prospectus, the accompanying prospectus supplements and term sheets, which will describe the specific terms of the securities offered, before you make your investment decision.
Investing in our debt securities involves risks that are described in the “Risk Factors” section of our periodic reports filed with the Securities and Exchange Commission or in the applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2013

i

ABOUT THIS PROSPECTUS
The information contained in this prospectus is not complete and may be changed. We have not authorized anyone to provide you with any information or to make any representation not contained in or incorporated by reference into this prospectus or any prospectus supplement or included in any free writing prospectus that we may file with the Securities and Exchange Commission (the “SEC”), in connection with any offering of the debt securities described in this prospectus. We do not take any responsibility for, and can provide no assurances as to, the reliability of any information that others may provide you. We are not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.
This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we sell or issue securities, we will provide a prospectus supplement and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. The prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. The prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in the prospectus supplement. You should read both this prospectus, the applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information.” You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision. As used in this prospectus, the terms “Quest Diagnostics,” “we,” “us” and “our” refer to Quest Diagnostics Incorporated and its consolidated subsidiaries, unless the context clearly indicates otherwise.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual document for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”
The registration statement that contains this prospectus (including the exhibits to the registration statement) contains additional information about us and the securities offered under this prospectus. That registration statement can be read at the SEC web site (www.sec.gov) or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

ii

QUEST DIAGNOSTICS INCORPORATED
The Company
We are the world's leading provider of Diagnostic Information Services (“DIS”) providing insights that empower and enable patients, physicians, hospitals, integrated delivery networks, health plans, employers and others to make better healthcare decisions. Over 90% of our revenues are derived from DIS with the balance derived from risk assessment services, clinical trials testing, diagnostic products and healthcare information technology. We offer the broadest access in the United States to DIS through our nationwide network of laboratories and company-owned patient service centers and we are the leading provider of DIS, including routine testing, esoteric or gene-based testing and anatomic pathology testing. We provide interpretive consultation through the largest medical and scientific staff in the industry, with hundreds of M.D.s and Ph.D.s, primarily located in the United States, many of whom are recognized leaders in their fields.
Through our Diagnostic Solutions businesses, we offer a variety of solutions for life insurers and healthcare providers. We are the leading provider of risk assessment services for the life insurance industry. In addition, we are a leading provider of testing for clinical trials. Our diagnostics products business manufactures and markets diagnostic products. In addition, we offer healthcare organizations and clinicians robust information technology solutions.
During 2012, we generated net revenues of $7.4 billion and processed approximately 147 million test requisitions.
We were incorporated in Delaware in 1990; our predecessor companies date back to 1967. We conduct business through our headquarters in Madison, New Jersey, and our laboratories, patient service centers, offices and other facilities around the United States and in selected locations outside the United States.
Our principal executive offices are located at Three Giralda Farms, Madison, New Jersey 07940, telephone number: (973) 520-2700.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information we file with the SEC at its public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public on the Internet, through a database maintained by the SEC at http://www.sec.gov. In addition, you can inspect and copy our reports, proxy statements and other information at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.
The SEC allows us to incorporate by reference into this document the information we filed with it. This means that we can disclose important business, financial and other information to you by referring you to other documents separately filed with the SEC. All information incorporated by reference is part of this document, unless and until that information is updated and superseded by the information contained in this document or any information incorporated later.
We incorporate by reference the following documents filed with the SEC:

1.	Our current reports on Form 8-K, filed with the SEC on January 7, 2013, January 16, 2013, March 14, 2013, April 23, 2013 and May 23, 2013;

2.	Our quarterly report on Form 10-Q for the quarter ended March 31, 2013; and

3.
Our annual report on Form 10-K for the fiscal year ended December 31, 2012 (including information specifically incorporated by reference into the annual report on Form 10-K from our proxy statement on Schedule 14A filed with the SEC on April 10, 2013).

Our filings with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, are available free of charge on our website as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our internet website is located at http://www.questdiagnostics.com. The contents of the website are not incorporated by reference into this prospectus. You also may request a copy of these filings, at no cost, by writing or telephoning our Investor Relations Department at the following address:
Quest Diagnostics Incorporated
Three Giralda Farms
Madison, New Jersey 07940
Attention: Investor Relations
(973) 520-2700
We also incorporate by reference all future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934 prior to the completion of the offering of the particular securities covered by a prospectus supplement or term sheet .

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Some statements and disclosures in this prospectus, or any accompanying prospectus supplement and the documents incorporated herein or therein by reference are forward-looking statements. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words such as “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of risks and uncertainties that could cause our plans and expectations, including actual results, to differ materially from the forward-looking statements. The Private Securities Litigation Reform Act of 1995, or the Litigation Reform Act, provides a “safe harbor” for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation.

We would like to take advantage of the “safe harbor” provisions of the Litigation Reform Act in connection with the forward-looking statements included or incorporated by reference in this document. Investors are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented or incorporated by reference in this document. The following important factors could cause our actual financial results to differ materially from those projected, forecasted or estimated by us in forward-looking statements:

(a)	Heightened competition from commercial clinical testing companies, hospitals and physicians.

(b)	Increased pricing pressure from customers and payers.

(c)	A decline or continued weakness in economic conditions.

(d)	Impact of changes in payer mix, including any shift from fee-for-service to discounted or capitated fee arrangements.

(e)
Adverse actions by government or other third-party payers, including healthcare reform that focuses on reducing healthcare costs but does not recognize the value and importance to healthcare of diagnostic testing, unilateral reduction of fee schedules payable to us, competitive bidding, and an increase in the practice of negotiating for exclusive arrangements that involve aggressively priced capitated or fee-for-service payments by health insurers or other payers.

(f)
The impact upon our testing volume and collected revenue or general or administrative expenses resulting from our compliance with Medicare and Medicaid administrative policies and requirements of third party payers. These include:

i.
the requirements of Medicare carriers to provide diagnosis codes for many commonly ordered tests (and the transition to a new coding set) and the possibility that third party payers will increasingly adopt similar requirements;

ii.	continued inconsistent practices among the different local carriers administering Medicare;

iii.	inability to obtain from patients a valid advance beneficiary notice form for tests that cannot be billed without prior receipt of the form;

iv.	increased challenges in operating as a non-contracted provider with respect to health plans;

v.	the impact of additional or expanded limited coverage policies and limits on the allowable number of test units; and

vi.	the impact of increased prior authorization programs for clinical testing.

(g)
Adverse results from pending or future government investigations, lawsuits or private actions. These include, in particular, monetary damages, loss or suspension of licenses, and/or suspension or exclusion from the Medicare and Medicaid programs and/or criminal penalties.

(h)	Failure to efficiently integrate acquired businesses and to manage the costs related to any such integration, or to retain key technical, professional or management personnel.

(i)
Denial, suspension or revocation of CLIA (Clinical Laboratory Improvement Amendments of 1988) certification or other licenses for any of our clinical laboratories under the CLIA standards, revocation or suspension of the right to bill the Medicare and Medicaid programs or other adverse regulatory actions by federal, state and local agencies.

(j)
Changes in federal, state or local laws or regulations, including changes that result in new or increased federal or state regulation of commercial clinical laboratories, tests developed by commercial clinical laboratories or other products or services that we offer or activities in which we are engaged, including regulation by the U.S. Food and Drug Administration.

(k)	Inability to achieve expected benefits from our acquisitions of other businesses.

(l)	Inability to achieve additional benefits from our Six Sigma and efficiency initiatives.

(m)	Adverse publicity and news coverage about the clinical testing industry or us.

(n)
Computer or other IT system failures that affect our ability to perform testing, report test results or properly bill customers, or result in the disclosure of confidential information, including potential failures resulting from implementing common IT systems and other system conversions, telecommunications failures, malicious human acts (such as electronic break-ins or computer viruses) or natural disasters.

(o)
Development of technologies that substantially alter the practice of clinical test medicine, including technology changes that lead to the development of more cost-effective tests such as (1) point-of-care testing that can be performed by physicians in their offices, (2) esoteric testing that can be performed by hospitals in their own laboratories or (3) home testing that can be carried out without requiring the services of clinical laboratories.

(p)
Negative developments regarding intellectual property and other property rights that could prevent, limit or interfere with our ability to develop, perform or sell our tests or operate our business. These include:

i.	Issuance of patents or other property rights to our competitors or others; and

ii.	Inability to obtain or maintain adequate patent or other proprietary rights for our products and services or to successfully enforce our proprietary rights.

(q)
Development of tests by our competitors or others which we may not be able to license, or usage of our technology or similar technologies or our trade secrets or other intellectual property by competitors, any of which could negatively affect our competitive position.

(r)	Regulatory delay or inability to commercialize newly developed or licensed products, tests or technologies or to obtain appropriate reimbursements for such tests.

(s)	Inability to promptly or properly bill for our services or to obtain appropriate payments for services that we do bill.

(t)	Changes in interest rates and changes in our credit ratings from Standard & Poor's, Moody's Investor Services or Fitch Ratings causing an unfavorable impact on our cost of and access to capital.

(u)	Inability to hire and retain qualified personnel or the loss of the services of one or more of our key senior management personnel.

(v)
Terrorist and other criminal activities, hurricanes, earthquakes or other natural disasters, and health pandemics, which could affect our customers, transportation or systems, or our facilities, and for which insurance may not adequately reimburse us.

(w)	Difficulties and uncertainties in the discovery, development, regulatory environment and/or marketing of new products or new uses of existing products.

(x)
Failure to comply with the requirements of our Corporate Integrity Agreement that could subject us to suspension or termination from participation in federal healthcare programs and substantial monetary penalties.

(y)	Failure to adapt to changes in the healthcare system and healthcare delivery stemming from the 2010 federal healthcare reform legislation.

(z)	Results and consequences of governmental inquiries.

(aa)	Trends in utilization of the healthcare system.

(ab)	Difficulty in implementing, or lack of success with, our new strategic plan.

(ac)	Inability to adapt to diverse and dynamic non-U.S. markets.

USE OF PROCEEDS
Except as may be described otherwise in a prospectus supplement or pricing supplement, we will add the net proceeds from the sale of the securities under this prospectus to our general funds and will use them for general corporate purposes, which may include, among other things, funding acquisitions or reducing or refinancing indebtedness.

RATIO OF EARNINGS TO FIXED CHARGES
Set forth below is information concerning the historical ratio of earnings to fixed charges for Quest Diagnostics. This ratio shows the extent to which our business generates enough earnings after the payment of all expenses other than interest to make required interest payments on our debt.
For this purpose, earnings consist of pretax income from continuing operations plus fixed charges. Fixed charges consist of interest expense and one-third of rental expense, representing that portion of rental expense we deemed representative of an appropriate interest factor.

	THREE MONTHS ENDED MARCH 31,	YEARS ENDED DECEMBER 31,
	2013	2012	2011	2010	2009	2008
Ratio of earnings to fixed charges	4.4x	5.5x	4.5x	6.4x	6.5x	5.0x

SECURITIES WE MAY ISSUE
Overview
This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may sell our debt securities in one or more offerings.
The terms of the debt securities will be determined at the time of offering. Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended, we may add to and offer additional securities including secondary securities by filing a prospectus supplement or term sheet with the SEC at the time of the offer.
Prospectus Supplement or Pricing Supplement
This prospectus provides you with a general description of the debt securities we may offer. Each time we sell debt securities, we will provide a prospectus supplement or pricing supplement that will contain specific information about the terms of that offering. The prospectus supplement or pricing supplement may also add to or change information contained in this prospectus. If so, the prospectus supplement or pricing supplement should be read as superseding this prospectus. You should read both this prospectus and any prospectus supplement or pricing supplement together with additional information described under the heading “Where You Can Find More Information.”
The prospectus supplement or pricing supplement to be provided with this prospectus will describe the terms of any debt securities that we offer and any initial offering price to the public in that offering, the purchase price and net proceeds that we will receive and the other specific terms related to our offering of the debt securities. For more details on the terms of the debt securities, you should read the exhibits filed with or incorporated by reference in our registration statement, of which this prospectus is a part.

DESCRIPTION OF SENIOR DEBT SECURITIES
We may issue senior debt securities from time to time in one or more distinct series.
As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the senior debt securities will be governed by a document called an “indenture.” An indenture is a contract between us and a financial institution, in this case, The Bank of New York Mellon formerly known as The Bank of New York, acting as trustee on your behalf, or other trustee we may select. The indenture will be subject to and governed by the Trust Indenture Act of 1939.
We have filed the indenture as an exhibit to our Securities Act filings and Exchange Act reports that we have filed with the SEC. See “Where You Can Find More Information” for information on how to obtain a copy of the indenture.
The senior debt securities will be issued under an indenture dated as of June 27, 2001 as supplemented by a first supplemental indenture, dated as of June 27, 2001, each among Quest Diagnostics, as issuer, the Initial Subsidiary Guarantors (as defined therein), as guarantors, and The Bank of New York, as trustee, as further supplemented by a second supplemental indenture, dated as of November 26, 2001, among Quest Diagnostics, the Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by a third supplemental indenture, dated as of April 4, 2002, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by a fourth supplemental indenture, dated as of March 19, 2003, among Quest Diagnostics, the Additional Subsidiary Guarantor (as defined therein) and The Bank of New York, as further supplemented by a fifth supplemental indenture, dated as of April 16, 2004, among Quest Diagnostics, the Additional Subsidiary Guarantor (as defined therein) and The Bank of New York, as further supplemented by a sixth supplemental indenture, dated as of October 31, 2005, among Quest Diagnostics, the Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by a seventh supplemental indenture, dated as of November 21, 2005, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by an eighth supplemental indenture, dated as of July 31, 2006, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the ninth supplemental indenture dated, September 30, 2006, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the tenth supplemental indenture, dated June 22, 2007, among Quest Diagnostics, the Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the eleventh supplemental indenture, dated June 22, 2007, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the twelfth supplemental indenture, dated June 25, 2007, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York, as further supplemented by the thirteenth supplemental indenture, dated November 17, 2009, among Quest Diagnostics, the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon, as further supplemented by the fourteenth supplemental indenture, dated March 24, 2011, among Quest Diagnostics, the Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon, and as further supplemented by the fifteenth supplemental indenture, dated November 30, 2011, among Quest Diagnostics, the Additional Subsidiary Guarantors (as defined therein) and The Bank of New York Mellon (collectively, as so supplemented, the “Indenture”). The Indenture for the senior debt securities may also be modified by future supplemental indentures. The terms of the senior debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939. A copy of the Indenture is available for inspection at the office of the trustee.

PLAN OF DISTRIBUTION
We may sell the debt securities to or through agents or underwriters or directly to one or more purchasers.
By Agents
We may use agents to sell the debt securities. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.
By Underwriters
We may sell the debt securities to underwriters. The underwriters may resell the debt securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the debt securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the debt securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.
Direct Sales
We may sell debt securities directly to investors. In this case, no underwriters or agents would be involved.
As one of the means of direct issuance of debt securities, we may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of those offered debt securities, if so described in the prospectus supplement or pricing supplement.
General Information
Any underwriters or agents will be identified and their compensation described in a prospectus supplement or pricing supplement.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their business.

VALIDITY OF THE SECURITIES
The validity of any securities issued hereunder will be passed upon for us by Shearman & Sterling LLP, New York, New York.
EXPERTS
The financial statements and management's assessment of the effectiveness of internal control over financial reporting of Quest Diagnostics (which is included in the Report of Management on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2012 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following table sets forth all fees and expenses payable by the registrant in connection with the issuance and distribution of the securities being registered hereby (other than underwriting discounts and commissions). All of such expenses, except the SEC registration fee, are estimated.

SEC registration fee		*
Legal fees and expenses	$200,000
Trustee's fees and expenses	$30,000
Accounting fees and expenses	$25,000
Printing expenses	$50,000
Miscellaneous	$30,000
Total	$335,000
*    Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act of 1933.
Item 15. Indemnification of Directors and Officers.
Limitation on Liability of Directors
Pursuant to authority conferred by Section 102 of the Delaware General Corporation Law (the “DGCL”), Paragraph 11 of our certificate of incorporation (the “Certificate”) eliminates the personal liability of directors to us or our stockholders for monetary damages for breach of fiduciary duty, including, without limitation, directors serving on committees of our board of directors. Directors remain liable for (1) any breach of the duty of loyalty to us or our stockholders, (2) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (3) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (4) any transaction from which directors derive an improper personal benefit.
Indemnification and Insurance
In accordance with Section 145 of the DGCL, which provides for the indemnification of directors, officers and employees under certain circumstances, Section 7.01 of our By-Laws and Section 11 of our Certificate each grant our directors and officers a right to indemnification, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) for all expenses, liabilities and losses reasonably incurred by each director or officer who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative proceedings to which they are a party (1) by reason of the fact that they are or were our directors or officers or (2) by reason of the fact that, while they are or were our directors or officers, they are or were serving at our request as directors or officers of another corporation, partnership, joint venture, trust or enterprise including service with respect to employee benefit plans, and such indemnification shall continue as to former directors and officers and shall inure to the benefit of such directors' and officers' heirs, executors and administrators; provided, however, that, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by the person seeking indemnification only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

Each of the By-Laws and the Certificate further provides for the mandatory advancement of expenses incurred by officers and directors in defending such proceedings in advance of their final disposition upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined that such indemnitee is not entitled to be indemnified. We may not indemnify or make advance payments to any person in connection with proceedings initiated against us by such person without the authorization of our board of directors. In addition, Paragraph 11 of the Certificate provides that directors and officers therein described shall be indemnified to the fullest extent permitted by Section 145 of the DGCL, or any successor provisions or amendments thereunder.
In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Paragraph 11 of the Certificate allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be our director or officer and to inure to the benefit of the indemnitee's heirs, executors and administrators.
Each of the By-Laws and the Certificate further provides that the right to indemnification is not exclusive of any other right that any indemnitee may have or thereafter acquire under any statute, the Certificate, any agreement or vote of stockholders or disinterested directors or otherwise, and allows us to indemnify and advance expenses to any person whom the corporation has the power to indemnify under the DGCL or otherwise.
Our By-Laws further provide that should any repeal or modification of any of the provisions of Section 7.01 occur, such changes would not adversely affect any right or protection of any director, officer or other person in respect of any proceeding arising out of, or related to, any act or omission occurring prior to the time of such repeal or modification.
The form of underwriting agreement to be filed as Exhibit 1.1 hereto will provide for the indemnification of the registrant, its controlling persons, its directors and certain of its officers by the underwriters against certain liabilities, including liabilities under the Securities Act.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Each of the By-Laws and the Certificate authorizes us to purchase insurance for our directors and officers and persons who serve at our request as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or enterprise against any expense, liability or loss incurred in such capacity, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage of our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.
Pursuant to an Employment Agreement, dated as of April 3, 2012, the Corporation is required to indemnify (including advancement of expenses) Stephen H. Rusckowski to the full extent permitted by law and the Corporation's By-laws, and to include him as an insured person under the Corporation's directors' and officers' liability insurance policy.
Item 16. Exhibits and Financial Statements Schedules.
The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.
Item 17. Undertakings.
The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of debt securities offered (if the total dollar value of debt securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the debt securities offered therein, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the debt securities being registered which remain unsold at the termination of the offering;
(4) that, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:
(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier date such form of prospectus is first used after effectiveness or the date of the first contract of sale of debt securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the debt securities in the registration statement to which the prospectus relates, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;
(5) that, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the debt securities, the undersigned registrant undertakes that in a primary offering of debt securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the debt securities to the purchaser, if the debt securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such debt securities to such purchaser:
(i) any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by an undersigned registrant;
(iii) the portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its senior debt securities provided by or on behalf of the undersigned registrant; and
(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the senior debt securities offered therein, and the offering of such debt securities at that time shall be deemed to be the initial bona fide offering thereof.
(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in response to Item 15, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the debt securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(8) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on May 30, 2013.

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Stephen H. Rusckowski
	Name:	Stephen H. Rusckowski
	Title:	President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on May 30, 2013 by the following persons in the capacities and on the dates indicated.
Each individual whose manual signature appears below constitutes and appoints Michael E. Prevoznik and William J. O'Shaughnessy, Jr., and each of them singly, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto, any related registration filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all the said attorneys-in-fact and agents or any of them or their or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Stephen H. Rusckowski	Director, President and Chief Executive Officer (principal executive officer)
Stephen H. Rusckowski

/s/ Robert A. Hagemann	Senior Vice President and Chief Financial Officer (principal financial officer)
Robert A. Hagemann

/s/ Thomas F. Bongiorno	Vice President, Corporate Controller and Chief Accounting Officer (principal accounting officer)
Thomas F. Bongiorno

/s/ John C. Baldwin	Director
John C. Baldwin, M.D.

/s/ Jenne K. Britell	Director
Jenne K. Britell, Ph.D.

/s/ William F. Buehler	Director
William F. Buehler

/s/ Gary M. Pfeiffer	Director
Gary M. Pfeiffer

/s/ Timothy M. Ring	Director
Timothy M. Ring

/s/ Daniel C. Stanzione	Chairman of the Board
Daniel C. Stanzione, Ph.D.

/s/ Gail R. Wilensky	Director
Gail R. Wilensky, Ph.D

/s/ John B. Ziegler	Director
John B. Ziegler

5

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

*1.1	Form of Underwriting Agreement for Debt Securities.
3.1	Restated Certificate of Incorporation (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: May 23, 2013 and incorporated herein by reference).
3.2	Amended and Restated By-Laws of the Company (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: August 9, 2012) and incorporated herein by reference).
4.1
Indenture, dated as of June 27, 2001, among the Company, the Subsidiary Guarantors, and the Bank of New York (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: June 27, 2001) and incorporated herein by reference).

4.2
First Supplemental Indenture, dated as of June 27, 2001, among the Company, the Subsidiary Guarantors, and the Bank of New York (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: June 27, 2001) and incorporated herein by reference).

4.3
Second Supplemental Indenture, dated as of November 26, 2001, among the Company, the Subsidiary Guarantors, and the Bank of New York (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: November 26, 2001) and incorporated herein by reference).

4.4
Third Supplemental Indenture, dated as of April 4, 2002, among the Company, the Additional Subsidiary Guarantors, and the Bank of New York (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: April 1, 2002) and incorporated herein by reference).

4.5
Fourth Supplemental Indenture, dated as of March 19, 2003, among Unilab Corporation (f/k/a Quest Diagnostics Newco Incorporated), the Company, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2003 and incorporated herein by reference).

4.6
Fifth Supplemental Indenture, dated as of April 16, 2004, among Unilab Acquisition Corporation (d/b/a FNA Clinics of America), the Company, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 and incorporated herein by reference).

4.7
Sixth Supplemental Indenture, dated as of October 31, 2005, among the Company, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: October 31, 2005) and incorporated herein by reference).

4.8
Seventh Supplement Indenture, dated as of November 21, 2005, among the Company, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: November 21, 2005) and incorporated herein by reference).

4.9
Eighth Supplemental Indenture, dated as of July 31, 2006, among the Company, The Bank of New York and the Subsidiary Guarantors (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: July 31, 2006) and incorporated herein by reference).

4.10
Ninth Supplemental Indenture, dated as of September 30, 2006, among the Company, The Bank of New York and the Subsidiary Guarantors (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: September 30, 2006) and incorporated herein by reference).

4.11
Tenth Supplemental Indenture, dated as of June 22, 2007, among the Company, The Bank of New York, and the Subsidiary Guarantors (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: June 19, 2007) and incorporated herein by reference).

4.12
Eleventh Supplemental Indenture, dated as of June 22, 2007, among the Company, The Bank of New York, and the Additional Subsidiary Guarantors (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: June 19, 2007) and incorporated herein by reference).

1

Exhibit Number	Description of Exhibit

4.13
Twelfth Supplemental Indenture, dated as of June 25, 2007, among the Company, The Bank of New York, and the Additional Subsidiary Guarantors (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: June 19, 2007) and incorporated herein by reference).

4.14
Thirteenth Supplemental Indenture, dated as of November 17, 2009, among the Company, The Bank of New York Mellon and the Subsidiary Guarantors, (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: November 17, 2009) and incorporated herein by reference).

4.15
Fourteenth Supplemental Indenture, dated as of March 24, 2011, among the Company, The Bank of New York Mellon and the Subsidiary Guarantors (filed as an Exhibit to the Company's current report on Form 8-K (Date of Report: March 21, 2011) and incorporated herein by reference).

4.16
Fifteenth Supplemental Indenture, dated as of November 30, 2011, among the Company, The Bank of New York Mellon and the Subsidiary Guarantors (filed as an Exhibit to the Company's annual report on Form 10-K for the year ended December 31, 2011 and incorporated herein by reference).

†5.1	Opinion of Shearman & Sterling LLP.
†12.1	Computation of Ratio of Earnings to Fixed Charges.
†23.1	Consent of Shearman & Sterling LLP (included in Exhibit 5.1).
†23.2	Consent of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for Quest Diagnostics Incorporated.
24.1	Powers of Attorney (included in signature pages).
†25.1	Form T-1 Statement of Eligibility of the Senior Indenture Trustee.

*	Executed versions of this document will, if applicable, be filed by current report on Form 8-K after the issuance of the securities to which it relates.
†	Filed herewith.
====================================================================

2